SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

COGNEX CORP.

(Name of Registrant as Specified In Its Charter)

COGNEX CORP.

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

COGNEX CORPORATION

NOTICE OF SPECIAL MEETING IN LIEU OF

THE 2002 ANNUAL MEETING OF STOCKHOLDERS
April 25, 2002

To the Stockholders:

      A Special Meeting of the Stockholders of COGNEX CORPORATION in lieu of the 2002 Annual Meeting will be held on Thursday, April 25, 2002, at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3101, 101 Federal Street, Boston, Massachusetts, for the following purposes:

1.	To elect two directors, both to serve for terms of three years, all as more fully described in the accompanying Proxy Statement.

2.	To consider and act upon any other business which may properly come before the meeting.

      The Board of Directors has fixed the close of business on March 8, 2002, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

      PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

By order of the Board of Directors

ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts

March 25, 2002

COGNEX CORPORATION

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cognex Corporation (the “Corporation”) for use at the Special Meeting of Stockholders in Lieu of the 2002 Annual Meeting to be held on Thursday, April 25, 2002, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is March 25, 2002.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

      The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of a nominee for Director will be decided by plurality vote. Both abstentions and broker “non-votes” are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker “non-votes” are not counted as votes cast or shares voting.

      The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

      The Corporation’s principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, telephone number (508) 650-3000.

RECORD DATE AND VOTING SECURITIES

      Only stockholders of record at the close of business on March 8, 2002, are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 43,968,972 shares of Common Stock, par value $.002 per share. Each outstanding share of the Corporation’s Common Stock entitles the record holder to one vote.

ELECTION OF DIRECTORS

      Pursuant to Massachusetts law, the Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that Robert Shillman and William Krivsky, whose terms expire at this meeting, be elected to serve terms of three years and in each case until their successors are duly elected and qualified or until they sooner die, resign or are removed.

      The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to the other or to any Executive Officer of the Corporation or its subsidiaries.

		Year First
		Elected a	Position With the Corporation or Principal
Name of Nominee	Age	Director	Occupation During the Past Five Years

Nominated for a term ending in 2005:
Robert J. Shillman	55	1981	Since 1981, President, Chief Executive Officer and Chairman of the Board of the Corporation.
William Krivsky	72	1985	Since 1994, Principal of Kellogg, Krivsky & Buttler, Inc. From 1986 to 1994, Executive Vice President of Bird Corporation, a manufacturer and distributor of building materials and products and a provider of environmental services. Previously, he had served as CEO of Velcro Industries, N.V. Mr. Krivsky also serves as a Director of Hitchiner Manufacturing.
Serving a term ending in 2004:
Patrick Alias	56	2001	Since 1991, Executive Vice President of the Corporation.
Anthony Sun	49	1982	Since 1979, a general partner, and since 1997 a managing general partner of Venrock Associates, a venture capital partnership. Mr. Sun also serves as a Director of Komag, Inc., Phoenix Technologies Ltd., and several private companies.
Serving a term ending in 2003:
Jerald Fishman	56	1998	Since 1971, held various management positions at, and since 1997, President and Chief Executive Officer of Analog Devices, Inc. Mr. Fishman also serves as a member of the Board of Directors of Analog Devices, Inc. and Xilinx, Inc.
Reuben Wasserman	72	1990	Since 1985, an independent consultant serving high tech corporations, venture capital firms, and served on numerous Boards. Prior to 1985 was Vice President of Strategic Planning for Gould, Inc. Also, a director of AMR, Inc., and Business Advisor to Andover Controls Corporation.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

      During fiscal 2001, there were five meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee. Each non-employee Director received compensation in the amount of $7,000 for the fiscal year plus an additional $1,750 for each meeting attended. Each non-employee Director who served on a committee of the Board of Directors in 2001 received an annual fee of $2,000 per committee on which he served. In addition, the Corporation paid Anthony Sun $20,000 in recognition for twenty years of service as a founding director of the Corporation.

      The Board of Directors has a Compensation/ Stock Option Committee whose members are Reuben Wasserman and Jerald Fishman, Chairman. The Compensation/ Stock Option Committee determines the compensation to be paid to key officers of the Corporation and administers the Corporation’s Stock Option Plans. The Compensation/ Stock Option Committee met on a total of four occasions in 2001.

      The Corporation also has an Audit Committee whose members are Reuben Wasserman, Jerald Fishman, and William Krivsky, Chairman. The Audit Committee reviews with the Corporation’s independent auditors the scope of the audit for the year, the results of the audit when completed and the independent accountants’ fee for services performed. The Audit Committee also recommends independent accountants to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 2001 there were 3 meetings of the Audit Committee.

PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table shows as of February 22, 2002 any person who is known by the Corporation to be the beneficial owner of more than five percent of any class of voting securities of the Corporation. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

Robert J. Shillman	5,541,624(1)	12.61%
Cognex Corporation One Vision Drive Natick, MA 01760
T. Rowe Price	4,473,225(2)	10.20%
100 E. Pratt Street Baltimore, MD 21202
Perkins, Wolf, McDonnell & Company	2,613,700(3)	6.00%
310 S. Michigan Avenue, Suite 2600 Chicago, IL 60604
FMR Corporation	2,195,260(4)	5.01%
82 Devonshire Street Boston, MA 02109

(1)	Includes 700 shares held by Mr. Shillman’s wife, and 7,000 shares held by Mr. Shillman’s children. Mr. Shillman disclaims beneficial ownership of such shares. Includes also 234,050 shares which

Mr. Shillman has the right to acquire upon the exercise of outstanding options exercisable currently or within 60 days.

(2)	A Schedule 13G filed with the Securities and Exchange Commission (the “Commission”) indicates that T. Rowe Price Associates, Inc. held sole voting power over 480,925 shares and sole dispositive power over 4,473,225 shares and that T. Rowe Price Science and Technology Fund, Inc. held sole voting power over 2,000,000 shares.

(3)	A Schedule 13G filed with the Commission reporting information as of December 31, 2001 indicates that the reporting person had sole voting and dispositive power over 54,950 shares and shared voting and dispositive power over 2,558,750 shares.

(4)	A Schedule 13G filed with the Commission indicates that the reporting person held sole power to dispose of 2,195,260 shares.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

      The following information is furnished as of February 22, 2002, with respect to Common Stock of the Corporation beneficially owned within the meaning of Rule 13d-3 by all Directors of the Corporation and nominees, and by all Directors and Executive Officers of the Corporation as a group. Unless otherwise indicated, the individuals named held sole voting and investment power over the shares listed below.

	Amount and
	Nature of
	Beneficial		Percent
Name	Ownership		of Class

Robert J. Shillman	5,541,624	(1)(2)	12.61%
Anthony Sun	214,288	(1)	*
Patrick Alias	180,529	(1)	*
Richard Morin	42,294	(1)	*
Jerald Fishman	31,000	(1)	*
Reuben Wasserman	20,000	(1)	*
William Krivsky	11,795		*
All Directors and Executive Officers as a group (7 persons)	6,041,530	(1)(3)	13.75%

*	Less than 1%

(1)	Includes the following shares which the specified individual has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days: Mr. Shillman, 234,050 shares; Mr. Sun, 60,000 shares; Mr. Alias, 176,600 shares; Mr. Morin, 41,500; Mr. Fishman, 31,000 shares; and Mr. Wasserman, 20,000 shares.

(2)	See Footnote (1) under “Principal Holders of Voting Securities”.

(3)	Includes 563,150 shares which certain Directors and Executive Officers have the right to acquire upon the exercise of outstanding options, exercisable presently or within 60 days.

      The material in the following report and the Performance Graph on page 7 are not “soliciting material,” are not deemed filed with the Commission and are not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION/ STOCK OPTION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      The Corporation’s executive compensation program is administered by the Compensation/ Stock Option Committee (the “Committee”), which determines executive officer compensation annually. The Committee is composed of independent directors who are not employees of the Corporation and its determinations with respect to compensation for a fiscal year are made at the beginning of the fiscal year.

      In its deliberations, the Committee considers (i) the levels of responsibility associated with each executive’s position, (ii) the past performance of the individual executive, (iii) the extent to which any individual, departmental or Corporation-wide goals have been met, (iv) the overall competitive environment and the level of compensation necessary to attract and retain talented and motivated individuals in key positions, and (v) the recommendations of appropriate officers of the Corporation.

      The Corporation’s compensation program utilizes a combination of base salaries, annual bonuses and stock option awards.

      In determining the base salaries paid to the Corporation’s executive officers for the year ended December 31, 2001, the Committee considered, in particular, their levels of responsibility, salary increases awarded in the past, and the executive’s experience and potential.

      The Committee views annual bonuses as a vehicle for rewarding executives for meeting performance objectives. The Committee establishes individual and corporate performance targets each year. Executive officers are eligible to receive annual cash bonuses upon achievement of such pre-determined performance targets. No annual bonuses were paid for the fiscal year ended December 31, 2001.

      The Corporation’s stock option program is intended to reward the participating executives for their efforts in building shareholder value and improving corporate performance over the long term. The stock option program also promotes the retention of talented executives. In determining the number of options granted to executive officers, the Committee takes into consideration options granted to such executives in previous years and the potential value which may be realized upon exercise of the options as a result of appreciation of the Corporation’s stock during the option term.

      The Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the tax law, certain requirements must be met, including approval of the performance measures by the stockholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

Compensation of Robert J. Shillman, President, Chief Executive Officer and Chairman

      The Committee established the compensation of Robert J. Shillman, the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation for the fiscal year ending December 31, 2001, using the same criteria that were used to determine the compensation of other executive officers as described above. In establishing Mr. Shillman’s compensation for the fiscal year ending December 31, 2001, the Committee considered his level of responsibility, salary increases awarded in the past, and the significant role that Mr. Shillman has played in setting the strategic direction of the Corporation. Mr. Shillman’s base compensation was increased approximately 4.8% to $325,000 in general recognition of his level of responsibility and his individual efforts for the benefit of the Corporation. In April 2001, Mr. Shillman elected to forego the remaining 72.6% of his 2001 base salary due to the slowdown in the Corporation’s business. Mr. Shillman was granted options for the purchase of 2,250 shares at $22.685 per share and 39,200 shares at $24.66 per share.

      The foregoing report has been approved by all members of the Committee.

COMPENSATION/STOCK OPTION COMMITTEE

JERALD FISHMAN, Chairman
REUBEN WASSERMAN

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

PERFORMANCE GRAPH FOR COGNEX CORPORATION

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on 12/31/1996.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      The members of the Compensation/ Stock Option Committee during fiscal 2001 were Mr. Fishman, Mr. Sun (until March 2001), and Mr. Wasserman (commencing March 2001). On June 30, 2000, the Corporation became a Limited Partner in Venrock Associates III, L.P., a venture capital fund. The Company has invested $7,125,000 in the partnership as of December 31, 2001 and has committed to a total investment of up to $25,000,000 over a ten-year period. Mr. Sun is a managing general partner of Venrock Associates.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by or paid to the Corporation’s Chief Executive Officer and each of the named executive officers whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation’s three fiscal years ended December 31, 2001.

Summary Compensation Table

				Long Term
				Compensation
				Awards
	Annual Compensation
				Stock Options	All Other
Name and Principal Position	Year	Salary(1)	Bonus(1)	(Shares)	Compensation(2)

Robert J. Shillman	2001	$89,190	$0	41,450	$5,670
President & CEO	2000	$309,998	$558,000	60,000	$5,767
	1999	$301,142	$504,000	97,400	$5,387
James Hoffmaster	2001	$135,471	$0	300,000	$53,427 (3)
Executive Vice President and Chief Operating Officer
Patrick Alias	2001	$236,896	$0	1,800	$7,016
World Wide Sales & Marketing,	2000	$233,000	$291,250	40,000	$5,577
Executive Vice President	1999	$214,823	$247,250	15,200	$5,387
Richard Morin	2001	$176,058	$0	4,000	$7,853
Chief Financial Officer, Senior Vice	2000	$163,000	$122,500	17,000	$5,392
President, and Treasurer	1999	$135,000	$81,400	102,000	$4,137

(1)	Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.

(2)	Includes the following amounts paid by the Corporation for insurance premiums for the benefit of the named executive officer: (i) in 2001: for Mr. Shillman $570, for Mr. Hoffmaster $643, for Mr. Alias $1,916 and for Mr. Morin $690; (ii) in 2000: for Mr. Shillman $690, for Mr. Alias $944 and for Mr. Morin $690; and (iii) in 1999: for Mr. Shillman $1,151, for Mr. Alias $1,151 and for Mr. Morin $721. Includes the following contributions made by the Company under its 401k Plan: (i) in 2001: for Mr. Shillman $5,100, for Mr. Hoffmaster $2,784, for Mr. Alias $5,100 and for Mr. Morin $5,100; (ii) in 2000: for Mr. Shillman $5,077, for Mr. Alias $4,633 and for Mr. Morin $4,702; and (iii) in 1999: for Mr. Shillman $4,236, for Mr. Alias $4,236 and for Mr. Morin $3,416. In addition, includes a miscellaneous fringe benefit of $2,063 for Mr. Morin in 2001.

(3)	Includes a relocation payment of $50,000.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information on option grants in fiscal 2001 to the named executive officers. Pursuant to applicable regulations of the Commission, the following table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to the end of the option terms.

	Individual Grants

			Percentage			Potential Realizable
			of Total			Value at Assumed
	Number of		Options			Annual Rates of Stock
	Securities		Granted to	Exercise		Price Appreciation for
	Underlying		Employees	or Base		Option Term(1)
	Options		in Fiscal	Price	Expiration
Name	Granted		2001	(per share)	Date	5%	10%

Robert J. Shillman	2,250	(2)	.09%	$22.685	3/13/11	$32,100	$81,347
President & CEO	39,200	(3)	1.52%	$24.660	6/25/11	$607,935	$1,540,626
James Hoffmaster	200,000	(4)	7.75%	$24.660	6/25/11	$3,101,708	$7,860,338
Executive Vice President	50,000	(5)	1.94%	$24.660	6/25/16	$1,330,318	$3,917,547
and Chief Operating Officer	50,000	(6)	1.94%	$24.660	6/25/16	$1,330,318	$3,917,547
Patrick Alias	1,800	(2)	.07%	$22.685	3/13/11	$25,680	$65,077
World Wide Sales & Marketing, Executive Vice President
Richard Morin	4,000	(2)	.16%	$22.685	3/13/11	$57,066	$144,616
Chief Financial Officer, Senior Vice President, and Treasurer

(1)	These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Corporation’s Common Stock. There can be no assurance that the values reflected in this table will be achieved.

(2)	Options have a ten year term and vest 100% on April 1, 2002.

(3)	Options have a ten year term and vest 100% on January 1, 2002.

(4)	Options have a ten year term and vest at the rate of 25% per year over a four year period commencing June 25, 2002.

(5)	Options have a fifteen year term and vest 100% on June 25, 2006.

(6)	Options have a fifteen year term and vest 100% on June 25, 2007.

Aggregated Option Exercises in Last Fiscal Year

and 12/31/01 Option Values

      The following table provides information on option exercises and on the value of the named executive officers’ unexercised options at December 31, 2001.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at 12/31/01		Options at 12/31/01(1)
	Acquired	Value
Name	On Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Shillman	100,000	$2,322,177	157,600	277,250	$1,884,041	$1,266,015
President & CEO
James Hoffmaster	0	$0	0	300,000	$0	$285,000
Executive Vice President and Chief Operating Officer
Patrick Alias	50,000	$1,173,526	144,800	151,800	$2,334,958	$1,240,983
World Wide Sales & Marketing, Executive Vice President
Richard Morin	0	$0	16,250	101,750	$0	$138,945
Chief Financial Officer, Senior Vice President and Treasurer

(1)	Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Corporation’s Common Stock on NASDAQ National Market System on December 31, 2001.

(2)	Value realized on exercise represents difference between the exercise prices of the stock options and the trading price of the Corporation’s Common Stock on NASDAQ National Market System on the date of exercise.

INDEPENDENT ACCOUNTANTS

      The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 2002.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of PricewaterhouseCoopers LLP was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.

REPORT OF THE AUDIT COMMITTEE((1))

      The following is the report of the Audit Committee with respect to the Corporation’s audited financial statements for the fiscal year ended December 31, 2001.

(1)	The material in this report, including the Audit Committee Charter, is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      The Audit Committee has reviewed and discussed the Corporation’s audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers, LLP, the Corporation’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which provides that certain matters related to the conduct of the audit of the Corporation’s financial statements are to be communicated to the Audit Committee. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 relating to the accountant’s independence from the Corporation, has discussed with PricewaterhouseCoopers LLP their independence from the Corporation, and has considered the compatibility of non-audit services with the accountant’s independence.

      The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix “A” to this Proxy Statement. Each of the members of the Audit Committee qualifies as an “independent” Director under the current listing standards of Nasdaq.

      Fees charged by PricewaterhouseCoopers LLP for services rendered in auditing the Corporation’s annual financial statements for the most recent fiscal year and reviewing the financial statements included in the Corporation’s quarterly reports on Form 10-Q for the most recent fiscal year, as well as the fees charged by PricewaterhouseCoopers LLP for other professional services rendered during the most recent fiscal year are as follows: Fees for the fiscal 2001 annual audit were $185,000; Financial Information Systems Design And Implementation Fees were $0. All Other Fees, which principally relate to statutory audit, tax compliance and tax consulting services, were $988,000.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Corporation’s Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

AUDIT COMMITTEE

WILLIAM KRIVSKY, Chairman
JERALD FISHMAN
REUBEN WASSERMAN

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Commission. Officers, Directors and greater than 10% holders of Common Stock are required by the Commission’s regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

      Based solely on copies of such forms furnished as provided above, the Corporation believes that during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its Officers, Directors and owners of greater than 10% of its Common Stock were complied with.

DEADLINES FOR SUBMISSION OF

STOCKHOLDER PROPOSALS

      Under regulations adopted by the Commission, any proposal submitted for inclusion in the Corporation’s Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2003 must be received at the

Corporation’s principal executive offices in Natick, Massachusetts on or before November 22, 2002. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

      In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Corporation does not receive notice of a shareholder proposal to be raised at its 2003 Annual Meeting on or before February 5, 2003, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

      In addition to the Commission requirements regarding stockholder proposals, the Corporation’s By-Laws contain provisions regarding matters to be brought before stockholder meetings. If stockholder proposals, including proposals regarding the election of Directors, are to be considered at the 2003 Annual Meeting, notice of them whether or not they are included in the Corporation’s proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation on or before February 7, 2003.

OTHER MATTERS

      Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

      The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.

10-K REPORT

      THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO MANAGER OF INVESTOR RELATIONS, COGNEX CORPORATION, ONE VISION DRIVE, NATICK, MASSACHUSETTS 01760.

VOTING PROXIES

      The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

By order of the Board of Directors

ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts

March 25, 2002

APPENDIX A

COGNEX CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.     Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.     Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     Meetings

      The Committee shall:

•	Meet with the independent accountants and senior financial management at least twice annually: once to review and agree upon the scope of work to be performed in the upcoming audit and once to review the results of the completed audit.

•	Communicate each quarter with the independent accountants and senior financial management (via telephone conference if appropriate) to review the results of the accountants’ limited review procedures of the quarterly results of operations prior to the public release of said information.

•	Meet at any time as circumstances dictate.

IV.     Responsibilities

      In meeting its purpose, the Audit Committee is expected to:

     Documents/ Report Review

      1. Review and update this Charter periodically, at least annually, as conditions dictate.

      2. Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

      3. Review with financial management and the independent accountants the Corporation’s quarterly results prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

     Independent Accountants

      4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

      5. Review the performance of the independent accountants with the Corporation’s senior financial management and approve any proposed discharge of the independent accountants when circumstances warrant.

      6. Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors, including any serious difficulties or disputes with management encountered during the course of the audit.

      7. Review with the independent auditors and senior financial personnel the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     Financial Reporting Processes

      8. In consultation with the independent accountants review, the integrity of the organization’s financial reporting processes, both internal and external.

      9. Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

     Other

      10. Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

      11. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

      12. Prepare a letter for inclusion in the annual report that describes the Committee’s composition and responsibilities, and how they were discharged.

      13. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

      14. The Committee will perform such other functions as assigned by law, the Corporation’s charter or bylaws, or the Board of Directors.

      15. Provide an independent, direct communication link between the Board of Directors and the independent accountants.

SKU# CGXCM-PS-02

COGNEX CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

[X]	Please mark votes as in this example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.

1.	Election of two directors for terms of three years.

Nominees: (01) Robert J. Shillman, (02) William Krivsky

FOR ALL NOMINEES	[ ]	[ ]	WITHHELD FROM ALL NOMINEES

[ ]_______________________________________ For all nominees except as noted above

2.	To consider and act upon any other business which may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

MARK HERE FOR ADDRESS CHANGE AND VOTE AT LEFT [ ]

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature_____________ Date________	Signature_____________ Date________

PROXY

COGNEX CORPORATION

NOTICE OF SPECIAL MEETING IN LIEU OF
2002 ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2002

      The undersigned hereby appoints Robert J. Shillman and William Krivsky, and each of them, with full power of substitution, proxies to represent the undersigned at a Special Meeting in Lieu of the 2002 Annual Meeting of Stockholders of COGNEX CORPORATION to be held April 25, 2002 at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Suite 3101, Boston, Massachusetts, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of COGNEX CORPORATION standing in the name of the undersigned upon such business as may properly come before the meeting, including the following as set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE